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                         (ALLEN & GLEDHILL LETTERHEAD)


12th February 1998

Flextronics International Ltd.
514 Chai Chee Lane #04-13
Bedok Industrial Estate
Singapore 469029

Dear Sirs

                     REGISTRATION STATEMENT ON FORM S-1 OF
                 FLEXTRONICS INTERNATIONAL LTD. (THE "COMPANY")

We refer to the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on or about 16th February 1998 in connection with the registration under the Securities Act of 1933, as amended, of:-

1. an aggregate of 2,806,000 ordinary shares of S$0.01 each in the capital of the Company ("Ordinary Shares") allotted and issued pursuant to the acquisition by the Company of 92% of the outstanding shares of Neutronics Electronic Industries Holding A.G. (the "Neutronics Ordinary Shares");

2. an aggregate of 229,990 Ordinary Shares allotted and issued pursuant to the acquisition by Flextronics International (Sweden) AB (as wholly owned subsidiary of the Company) of all of the outstanding shares of Energipilot AB (the "Energipilot Ordinary Shares"); and

3. an aggregate of 252,469 Ordinary Shares allocated and issued pursuant to the acquisition by statutory merger of DTM Products, Inc. ("DTM") through the merger of DTM with and into CBJ One, Inc. (a wholly-owned subsidiary of the Company) (the "DTM Ordinary Shares"), the Neutronics Ordinary Shares, Energipilot Ordinary Shares and the DTM Ordinary Shares are hereinafter collectively referred to as the "Consideration Ordinary Shares."

As your Singapore counsel, we have examined the proceedings taken by the Company in connection with the allotment and issuance of the Consideration Ordinary Shares. We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereafter expressed.

Based on the foregoing, we are of the opinion that the Consideration Ordinary Shares allotted and issued by the Company, and which are represented by share certificates issued in respect of such Consideration Ordinary Shares, are legally issued and fully-paid.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, if the Registration Statement and any amendments thereto.

Yours faithfully



/s/ Allen & Gledhill